As filed with the Securities and Exchange Commission on March 13, 2024.
Registration No.
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
TURTLE BEACH CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	44 South Broadway, 4th Floor White Plains, New York 10601	27-2767540
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices) (Zip Code)	(I.R.S. Employer Identification No.)

TURTLE BEACH CORPORATION
2023 STOCK-BASED INCENTIVE COMPENSATION PLAN
(Full title of the plan)

John T. Hanson
Chief Financial Officer
Turtle Beach Corporation
44 South Broadway, 4th Floor
White Plains, New York 10601
(Name and address of agent for service)

(888) 496-8001
(Telephone number, including area code, of agent for service)

With a Copy to:

Stephen M. Leitzell
Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104-2808
 (215) 994-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Turtle Beach Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register the offer and sale of an additional 1,049,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), under the Turtle Beach Corporation 2023 Stock-Based Incentive Compensation Plan, formerly known as the Turtle Beach Corporation 2013 Stock-Based Incentive Compensation Plan (as amended and restated) (the “Plan”). This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on February 18, 2014 (File No. 333-193982), April 2, 2019 (File No. 333-230691), and August 9, 2019 (File No. 333-233179).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this Registration Statement:

(i)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (filed with the Commission on March 29, 2023);

(ii)	The Registrant’s Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022 (filed with the Commission on May 1, 2023);

(iii)
The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 (filed with the Commission on May 4, 2023), June 30, 2023 (filed with the Commission on August 7 2023), and September 30, 2023 (filed with the Commission on November 7, 2023);

(iv)
The Registrant’s Current Reports on Form 8-K filed with the Commission on March 15, 2023, March 29, 2023, April 4, 2023, May 2, 2023, May 11, 2023 (excluding Item 7.01), May 16, 2023, May 24, 2023, June 16, 2023, June 22, 2023 (excluding Item 7.01), June 23, 2023 (excluding Item 7.01), June 29, 2023, and July 12, 2023; and

(v)
The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 21, 2012, as amended by Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed with the Commission on March 13, 2020), including any subsequently filed amendments and reports updating such description.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

All reports and other documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that the Registrant has sold all of the securities offered under this Registration Statement or deregisters the distribution of all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date that the Registrant files such report or document.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Registrant’s stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 1 to Form 10 filed with the Commission on July 27, 2010)

5.1*	Opinion of Snell & Wilmer, L.L.P.

10.1
Turtle Beach Corporation 2023 Stock-Based Incentive Compensation Plan, as amended (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 7, 2023)

23.1*	Consent of BDO USA, LLP

23.2*	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1 hereto)

24.1*	Power of Attorney (contained on signature page hereto)
107*	Filing Fee Table
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 13, 2024.

TURTLE BEACH CORPORATION

By:	/s/ CRIS KEIRN
Cris Keirn
Interim Chief Executive Officer

POWER OF ATTORNEY

KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cris Keirn and John T. Hanson, each and individually, his or her attorneys-in-fact, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement and to file the same with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ CRIS KEIRN	Interim Chief Executive Officer (Principal Executive Officer)	March 13, 2024
Cris Keirn
/s/ JOHN T. HANSON	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 13, 2024
John T. Hanson

/s/ TERRY JIMENEZ	Non-Executive Chairman of the Board and Director	March 13, 2024
Terry Jimenez

/s/ L. GREGORY BALLARD	Director	March 13, 2024
L. Gregory Ballard

/s/ KATHERINE L. SCHERPING	Director	March 13, 2024
Katherine L. Scherping
/s/ JULIA W. SZE	Director	March 13, 2024
Julia W. Sze
/s/ MICHELLE D. WILSON	Director	March 13, 2024
Michelle D. Wilson
/s/ ANDREW WOLFE	Director	March 13, 2024
Andrew Wolfe
/s/ WILLIAM WYATT	Director	March 13, 2024
William Wyatt